151 Farmington Avenue
                                               Hartford, CT 06156


                                               Susan E. Bryant
                                               Counsel
                                               Law Division, RE4A
April 11, 1997                                 Investments & Financial Services
                                               (860) 273-7834
                                               Fax:  (860) 273-0356


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the Rule 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Aetna Income Shares) as an exhibit to this Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A (File No. 2-47232 and 811-2361).


Sincerely,


/s/ Susan E. Bryant
Susan E. Bryant
Counsel